Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration Nos. 333-04290, 333-52907, 333-83007, 333-55470, 333-65502, 333-95965 and 333-96969) of Tollgrade Communications, Inc. of our report dated March 2, 2005 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
March 2, 2005